QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
USANA Health Sciences, Inc.:

        We consent to the incorporation by reference in the registration statements of Form S-8 (Nos. 333-96645, 333-128103, 333-133385, and 333-174695) and Form S-3 (No. 333-169946) of USANA Health Sciences, Inc. of our reports dated March 13, 2014, with respect to the consolidated balance sheet of USANA Health Sciences, Inc. as of December 28, 2013, and the related consolidated statements of comprehensive income, stockholders' equity, and cash flows for the year then ended, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 28, 2013, which reports appear in the December 28, 2013 annual report on Form 10-K of USANA Health Sciences, Inc..

/s/ KPMG LLP

Salt Lake City, Utah
March 13, 2014

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm